Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Tawni Adams
(623) 587-2686

PetSmart Media Line
623-587-2177

PETSMART REPORTS RESULTS FOR THE THIRD QUARTER 2006

• Comp Sales Grow 6.8 Percent	• Total Revenues Up 14.0 Percent
• Services Sales Increase 25.4 Percent
PHOENIX — November 15, 2006 — PetSmart, Inc. (NASDAQ: PETM) today reported net income of $31.7 million, or $0.23 per diluted share, for the third fiscal quarter of 2006. That compares with net income of $31.1 million, or $0.21 per diluted share, for the third quarter of fiscal 2005. The third quarter of 2006 included a $1.2 million or $0.01 per share tax benefit, and the third quarter of 2005 included a $3.8 million or $0.025 per share tax benefit. In addition, in the third quarter of 2006 the company recorded approximately $1.9 million, or $0.01 per share, of planned distribution expense related to the final phases of a project to replace racking in the company’s Phoenix distribution center.
      “I am proud of what this company and our associates accomplished in the third quarter,” said Phil Francis, chairman and chief executive officer. “We delivered solid results. We worked hard to get ready for the upcoming holiday season and we built a stronger and better PetSmart for the future.”
Sales
      PetSmart generated net sales of $1.0 billion for the third quarter of 2006, up 14.0 percent from $907.7 million for the same period in 2005. Comparable store sales — or sales in stores open at least a year — grew 6.8 percent in the third quarter, on top of 2.4 percent in the third quarter of 2005.
      Pet services sales were $89.7 million, up 25.4 percent from the same period last year.
      PetSmart opened 28 new stores and closed four locations during the third quarter of 2006, which compares with 35 new stores and one closure during the third quarter of 2005. At the end of the third quarter of 2006, the company operated 887 stores.
Gross margins and expense

      Gross margins were 29.9 percent in the third quarter of 2006, compared with 29.0 percent in the same period in 2005. Included in gross margins is approximately $1.9 million, or $0.01 per share, of distribution expenses to complete a re-racking project in the company’s Phoenix distribution center.
      Operating, general and administrative expenses were 24.5 percent of net sales in the third quarter of 2006, compared with 23.5 percent of net sales in the same period last year.
Pre-tax income
      PetSmart generated pre-tax income of 4.8 percent of net sales in the third quarter. That compares with 5.0 percent in the third quarter of last year.
Share repurchases and dividend payments
      PetSmart purchased approximately 4.9 million of its shares at an average price of $24.96 during the third quarter of 2006. At the end of the third quarter, the company had used $122 million of its current, $250 million authorization, which extends through August 9, 2007.
      As previously announced, the company paid a dividend of $0.03 per share on Nov. 10, 2006, to shareholders of record at the close of business on Oct. 27, 2006.
Outlook
      PetSmart projects comparable store sales in the mid-single digits for the fourth quarter and all of 2006. It estimates earnings at approximately $0.54 to $0.56 per share in the fourth quarter and $1.31 to $1.33 per share for the full year.
      “While we remain cautious about the prospects for the overall economy and the outlook for retail during the remainder of the year, we are well prepared for the holiday season,” said Francis. “Our fundamental business model is strong and puts us in a unique position to capture a large share of this compelling market.”
Conference call information
      PetSmart management has scheduled a teleconference for 4:30 p.m. (EST) today to discuss results for the third quarter of 2006 as well as the current outlook. This teleconference will be Web-cast live for all investors at www.petm.com or www.streetevents.com. In addition, you can listen to the call live by dialing 800-709-7416 (within the United States and Canada) or 706-679-5320 (for international callers), code 7848129. A phone replay will also be available through Nov. 29, 2006, at 800-642-1687 in the United States and Canada, or at 706-645-9291 for international callers, code 7848129.
About PetSmart
      PetSmart, Inc. is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company operates more than 885 pet stores in the United States and Canada, a growing number of in-store PetsHotel cat and dog boarding facilities, and is a leading online provider of pet supplies and pet care information (www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; offers complete pet training, pet grooming, pet boarding, doggie day camp and pet adoption services; and provides a full line of horse supplies, including equestrian apparel and tack, through State Line Tack. Since 1994, PetSmart Charities, Inc., an independent 501(c)(3) non-profit animal welfare organization, has donated more than $42 million to animal welfare programs and, through its in-store pet adoption programs, has saved the lives of more than 2.7 million pets.
Forward-looking statements
      This news release contains forward-looking statements including statements relating to future revenue growth and goals and future business opportunities that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic conditions, competitive forces and our ability to manage our operations and growth. Actual results and developments may therefore differ materially from those described in this release. For more information about PetSmart, Inc., and risks arising when investing in PetSmart, Inc., you are directed to the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
Statement of utility
      PetSmart continues to provide all information required in accordance with Generally Accepted Accounting Principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if an investor is limited to reviewing only GAAP financial measures. Accordingly, PetSmart uses non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization.
      PetSmart’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used by PetSmart may not be consistent with the presentation of similar companies in PetSmart’s industry. However, PetSmart presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate PetSmart’s operating results in a manner that focuses on what it believes to be its ongoing business operations.
      PetSmart’s management believes it is useful for itself and investors to review both GAAP information and non-GAAP measures of earnings per share, as adjusted to exclude a change in accounting treatment for early pay discounts, costs related to a rack replacement in the distribution center, expenses related to the review of a potential acquisition the company ultimately chose not to pursue, tax benefits and a 2005 legal settlement gain; operating, general and administrative expenses, as adjusted to exclude expenses related to the review of a potential acquisition the company ultimately chose not to pursue and a 2005 legal settlement gain; and pretax income, as adjusted to exclude the change in accounting treatment for early pay discounts, costs related to the rack replacement in the distribution center, expenses related to the review of a potential acquisition the company ultimately chose not to pursue and a 2005 legal settlement gain, to have a better understanding of the overall performance of PetSmart’s business and its ability to perform in subsequent periods.
      Management believes the inclusion of these non-GAAP financial measures provides consistency and comparability of financial results and better enables investors to evaluate the ongoing operations and prospects of PetSmart by providing better comparisons. Whenever PetSmart uses such a non-GAAP financial measure, it strives where possible to provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
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PetSmart, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share and store data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Thirty-Nine Weeks Ended		Thirty-Nine Weeks Ended
	October 29, 2006	% of Sales	October 30, 2005	% of Sales	October 29, 2006	% of Sales	October 30, 2005	% of Sales

Net sales	$1,034,810	100.00%	$907,663	100.00%	$3,066,948	100.00%	$2,709,910	100.00%
Cost of sales	725,249	70.09%	644,118	70.96%	2,142,325	69.85%	1,885,168	69.57%

Gross profit	309,561	29.91%	263,545	29.04%	924,623	30.15%	824,742	30.43%

Operating, general and administrative expenses	253,099	24.46%	212,906	23.46%	731,500	23.85%	635,171	23.44%

Operating income	56,462	5.46%	50,639	5.58%	193,123	6.30%	189,571	7.00%

Interest expense, net	6,919	0.67%	5,745	0.63%	22,972	0.75%	15,840	0.58%

Income before income tax expense	49,543	4.79%	44,894	4.95%	170,151	5.55%	173,731	6.41%

Income tax expense	17,815	1.72%	13,761	1.52%	62,029	2.02%	62,144	2.29%

Net income	$31,728	3.07%	$31,133	3.43%	$108,122	3.53%	$111,587	4.12%

Basic earnings per share	$0.23		$0.22		$0.79		$0.79

Diluted earnings per share	$0.23		$0.21		$0.77		$0.76

Weighted average shares outstanding — basic	135,041		140,525		136,719		141,684
Weighted average shares outstanding — diluted	138,714		144,842		140,348		146,636

Stores open at beginning of each period	863		757		826		726
Stores opened during each period	28		35		70		71
Stores closed during each period	(4)		(1)		(9)		(6)
Stores open at end of each period	887		791		887		791

PetSmart, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	October 29,	January 29,
	2006	2006

Assets
Cash and cash equivalents	$124,252	$110,415
Short-term investments	45,700	219,900
Restricted cash and short-term investments	63,500	—
Receivables, net	30,167	36,902
Merchandise inventories	509,562	399,413
Other current assets	78,778	73,866

Total current assets	851,959	840,496

Property and equipment, net	1,010,342	857,658
Deferred income taxes	88,555	92,092
Other noncurrent assets	79,412	73,445

Total assets	$2,030,268	$1,863,691

Liabilities and Stockholders’ Equity
Accounts payable	$219,217	$155,424
Other current liabilities	317,425	294,747
Current portion capital lease obligations	17,059	12,559

Total current liabilities	553,701	462,730

Capital lease obligations	420,938	351,564
Other noncurrent liabilities	107,778	108,647

Total liabilities	1,082,417	922,941

Stockholders’ equity	947,851	940,750

Total liabilities and stockholders’ equity	$2,030,268	$1,863,691

PetSmart, Inc. and Subsidiaries
Reconciliation of non-GAAP to GAAP Measures
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended October 29, 2006
			Reconciling Items
				Costs related to
				distribution center
	As Reported (GAAP)		Tax benefit	re-racking	Non-GAAP
Net sales	$1,034,810	100.00%	$—	$—	$1,034,810	100.00%
Cost of sales	725,249	70.09%	—	(1,852)	723,397	69.91%

Gross profit	309,561	29.91%	—	1,852	311,413	30.09%
Operating, general and administrative expenses	253,099	24.46%	—	—	253,099	24.46%

Operating income	56,462	5.46%	—	1,852	58,314	5.64%
Interest expense, net	6,919	0.67%	—	—	6,919	0.67%

Income before income tax expense	49,543	4.79%	—	1,852	51,395	4.97%
Income tax expense	17,815	1.72%	1,181	711	19,707	1.90%

Net income	$31,728	3.07%	$(1,181)	$1,141	$31,688	3.06%

Basic earnings per share	$0.23				$0.23
Diluted earnings per share	$0.23				$0.23

Weighted average shares outstanding — basic	135,041				135,041
Weighted average shares outstanding - diluted	138,714				138,714

PetSmart, Inc. and Subsidiaries
Reconciliation of non-GAAP to GAAP Measures
(In thousands, except per share data)
(Unaudited)

	Thirty-Nine Weeks Ended October 29, 2006
			Reconciling Items
						Costs related to
			Early pay			distribution
			discount		Acquisition	center
	As Reported (GAAP)		change	Tax benefit	review expenses	re-racking	Non-GAAP
Net sales	$3,066,948	100.00%	$—	$—	$—	$—	$3,066,948	100.00%
Cost of sales	2,142,325	69.85%	(3,922)	—	—	(3,644)	2,134,759	69.61%

Gross profit	924,623	30.15%	3,922	—	—	3,644	932,189	30.39%
Operating, general and administrative expenses	731,500	23.85%	—	—	(2,939)	—	728,561	23.76%

Operating income	193,123	6.30%	3,922	—	2,939	3,644	203,628	6.64%
Interest expense, net	22,972	0.75%	—	—	—	—	22,972	0.75%

Income before income tax expense	170,151	5.55%	3,922	—	2,939	3,644	180,656	5.89%
Income tax expense	62,029	2.02%	1,506	3,699	1,129	1,399	69,762	2.27%

Net income	$108,122	3.53%	$2,416	$(3,699)	$1,810	$2,245	$110,894	3.62%

Basic earnings per share	$0.79						$0.81
Diluted earnings per share	$0.77						$0.79

Weighted average shares outstanding — basic	136,719						136,719
Weighted average shares outstanding - diluted	140,348						140,348

PetSmart, Inc. and Subsidiaries
Reconciliation of non-GAAP to GAAP Measures
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended October 30, 2005
			Reconciling Item
	As Reported (GAAP)		Tax benefit	Non-GAAP
Net sales	$907,663	100.00%	$—	$907,663	100.00%
Cost of sales	644,118	70.96%	—	644,118	70.96%

Gross profit	263,545	29.04%	—	263,545	29.04%
Operating, general and administrative expenses	212,906	23.46%	—	212,906	23.46%

Operating income	50,639	5.58%	—	50,639	5.58%
Interest expense, net	5,745	0.63%	—	5,745	0.63%

Income before income tax expense	44,894	4.95%	—	44,894	4.95%
Income tax expense	13,761	1.52%	3,797	17,558	1.93%

Net income	$31,133	3.43%	$(3,797)	$27,336	3.01%

Basic earnings per share	$0.22			$0.19
Diluted earnings per share	$0.21			$0.19

Weighted average shares outstanding — basic	140,525			140,525
Weighted average shares outstanding — diluted	144,842			144,842

PetSmart, Inc. and Subsidiaries
Reconciliation of non-GAAP to GAAP Measures
(In thousands, except per share data)
(Unaudited)

	Thirty-Nine Weeks Ended October 30, 2005
			Reconciling Items
	As Reported (GAAP)		Legal settlement	Tax benefit	Non-GAAP
Net sales	$2,709,910	100.00%	$—	$—	$2,709,910	100.00%
Cost of sales	1,885,168	69.57%	—	—	1,885,168	69.57%

Gross profit	824,742	30.43%	—	—	824,742	30.43%
Operating, general and administrative expenses	635,171	23.44%	8,500	—	643,671	23.75%

Operating income	189,571	7.00%	(8,500)	—	181,071	6.68%
Interest expense, net	15,840	0.58%	—	—	15,840	0.58%

Income before income tax expense	173,731	6.41%	(8,500)	—	165,231	6.10%
Income tax expense	62,144	2.29%	(3,273)	3,797	62,668	2.31%

Net income	$111,587	4.12%	$(5,227)	$(3,797)	$102,563	3.78%

Basic earnings per share	$0.79				$0.72
Diluted earnings per share	$0.76				$0.70

Weighted average shares outstanding — basic	141,684				141,684
Weighted average shares outstanding — diluted	146,636				146,636